UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2026

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 31, 2026, La Rosa Holdings Corp., a Nevada corporation (the “Company”), and an institutional investor (the “Investor”) entered into a Securities Purchase Agreement (the “SPA”) pursuant to which the Company agreed to issue to the Investor 150 shares of the Company’s Series E Convertible Preferred Stock, par value $0.0001 per share (“Series E Preferred Stock”), for a purchase price of $1,000 per share. The Company filed a Certificate of Designation of Rights and Preferences of the Series E Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada on July 9, 2026, as disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 10, 2026, as amended by the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2026 (the “Series E Current Report”). On July 31, 2026, the Company issued the Investor 150 shares of Series E Preferred Stock and received aggregate gross proceeds of $150,000.  For a description of the Series E Preferred Stock, refer to the Certificate of Designation, which was filed as Exhibit 3.1 to the Series E Current Report.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On August 3, 2026, the Company issued a press release announcing certain business and financial highlights for the fiscal quarter ended March 31, 2026.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company issued the Series E Preferred Stock to the Investor pursuant to the exemption from the registration requirements of the Securities Act available to the Company under Rule 506(b) under Regulation D promulgated thereunder.

Item 8.01 Other Events.

Press Release

A copy of the press release referenced in Item 2.02 of this Current Report on Form 8-K is as Exhibit 99.1 to this Current Report on Form 8-K.

2022 Plan Amendment and Nasdaq MVLS Rule

The Company is also considering an amendment to its Second Amended and Restated 2022 La Rosa Holdings Corp. Equity Incentive Plan (the “2022 Plan”) and is currently evaluating alternative options intended to bring the Company into compliance with the Nasdaq Listing Rule requiring a minimum market value of listed securities of $5,000,000 (the “MVLS Rule”), including, but not limited to, debt to equity exchanges of existing or new liabilities and vendor payables, strategic transactions that may include the issuance of common stock in excess of 19.99% of current outstanding common stock, completion of equity financings, issuance of shares to certain existing or new advisors and/or M&A targets of the Company, and public listing of another class of Company securities. The Company has not finalized any specific course of action, and there can be no assurance as to the timing or outcome of these efforts.

The disclosures under Item 8.01, including Exhibit 99.1 hereto, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the Company’s plans, expectations and intentions with respect to the 2022 Plan Amendment, the Company’s efforts to regain compliance with the MVLS Rule (including potential debt-to-equity exchanges, strategic transactions, equity financings, share issuances and the potential listing of another class of securities), the terms, conversion and redemption of the Series E Preferred Stock, and other statements that are not historical facts. These statements are based on the Company’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated, including, among others, the Company’s ability to finalize or complete any of the alternatives described above, market conditions, dilution to existing stockholders, continued Nasdaq listing compliance, and other risks described from time to time in the Company’s filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*^	Form of the Securities Purchase Agreement, between the Company and investor, dated as of July 31, 2026.
99.1	Press Release of La Rosa Holdings Corp., dated August 3 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Certain personal information in this Exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

^	Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2026	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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